Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, COO & CFO	Zack Kubow / Brian Johnston
(214) 474-3102	(646) 536-7020/7028
wberger@nuvectramed.com	investors@nuvectramed.com

Nuvectra™ Reports Third Quarter 2017 Financial Results

Record Quarterly Algovita Revenues, Increasing to $6.3 Million

Plano, Texas, November 1, 2017 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, today announced financial results for the third quarter ended September 30, 2017.

Highlights

●	Record consolidated revenues of $7.6 million

●	Virtis™ CE Mark approval anticipated in Q1 2018. On track for FDA approval with an anticipated commercial launch in the U.S. in the back half of 2018

●	Entered into amended development agreement for the directStim DBS system in conjunction with Aleva Neurotherapeutics’ recent $13 million Series D financing

●	Completed $12.5 million draw of its Second Tranche Term B loan

Scott Drees, CEO, said, “I am encouraged with our results this quarter, specifically our U.S. Algovita sales activity, highlighted by 25% sequential quarter over quarter growth. With respect to our MRI progress, we have received FDA feedback and are evaluating our responses to the Agency. Additionally, we are accelerating our Algovita post-market clinical activities with a goal of initiating study sites in the fourth quarter for our four-arm clinical study. We also remain highly focused on our Virtis European and U.S. regulatory approvals and ultimate commercialization expected in 2018.”

Third Quarter Financial Results

Total revenue in the third quarter of 2017 was $7.6 million, a 102% increase from $3.8 million in the third quarter of 2016. Gross profit in the third quarter of 2017 was $3.5 million, or 45.5% gross margin, a change from $2.1 million, or 56.8% gross margin, in the third quarter of 2016. The decrease in gross margin was primarily due to the shift in mix, due to the growth in our Algovita product line, which has lower margins than our other product lines, partially offset by an increase in Algovita margins year over year.

Operating expenses in the third quarter of 2017 were $14.5 million, a 30% increase from $11.1 million in the third quarter of 2016. This increase primarily reflects investments in scaling the Company’s sales and marketing team and corporate infrastructure.

Net loss for the third quarter of 2017 was $(11.6) million or $(1.09) per share, compared with a net loss of $(9.5) million, or $(0.92) per share, for the third quarter of 2016.

Total cash and cash equivalents were $37.5 million as of September 30, 2017. On September 28, 2017, the Company completed the draw of its Second Tranche Term B loan in the amount of $12.5 million.

Conference Call Information

Nuvectra will hold a conference call today, Wednesday, November 1, 2017, at 4:30pm ET to discuss the results. The dial-in numbers are (844) 882-7830 for domestic callers and (574) 990-9704 for international callers. The conference ID is 95424626. A live webcast of the conference call will be available on the investor relations section of the Company’s website at http://investors.nuvectramed.com/.

A replay of the call will be available starting on November 1, 2017 through November 8, 2017. To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and enter access code 95424626. The webcast will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.

About Nuvectra Corporation

NuvectraTM is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease. In addition, our NeuroNexus subsidiary designs, manufactures and markets leading-edge neural-interface technologies for the neuroscience clinical research market. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty of obtaining regulatory approvals in the United States and Europe for our Virtis SNM system, (iv) our ability to successfully launch and commercialize the Virtis SNM system if it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; (xiv) our ability to satisfy the conditions and covenants, including trailing six month revenue milestones, of our Credit Facility; and (xv) our ability to raise capital through means other than or in addition to the Credit Facility should it become necessary to do so, through a public offering of our common stock, private equity or debt financings, strategic partnerships, or other sources. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nuvectra Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS—Unaudited

(in thousands except share and per share data)

	As of
	September 30, 2017	December 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$37,531	$63,710
Trade accounts receivable, net of allowance for doubtful accounts of $429 in fiscal 2017 and $10 in fiscal 2016	6,675	3,177
Inventories	3,010	5,233
Prepaid expenses and other current assets	1,201	443
Total current assets	48,417	72,563
Property, plant and equipment, net	6,227	6,317
Intangible assets, net	1,499	1,714
Goodwill	38,182	38,182
Other long-term assets	245	526
Total assets	$94,570	$119,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,147	$9,928
Accrued liabilities	4,975	3,355
Accrued compensation	4,061	2,757
Short-term debt	5,500	—
Total current liabilities	16,683	16,040
Other long-term liabilities	916	940
Long-term debt, net	20,907	13,744
Total liabilities	38,506	30,724

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 10,745,653 and 10,319,627 shares issued and outstanding in fiscal 2017 and fiscal 2016, respectively	11	10
Additional paid-in capital	125,287	121,806
Accumulated other comprehensive loss	—	(2)
Accumulated deficit	(69,234)	(33,236)
Total stockholders’ equity	56,064	88,578

Total liabilities and stockholders’ equity	$94,570	$119,302

Nuvectra Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS — Unaudited

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Sales:
Product	$7,431	$2,603	$18,684	$6,044
Service	186	1,163	1,196	2,338
Total sales	7,617	3,766	19,880	8,382
Cost of sales:
Product	4,019	1,144	9,393	2,872
Service	132	484	708	1,074
Total cost of sales	4,151	1,628	10,101	3,946
Gross profit	3,466	2,138	9,779	4,436
Operating expenses:
Selling, general and administrative expenses	11,358	8,006	33,349	18,185
Research, development and engineering costs, net	3,136	3,114	10,730	10,097
Other operating expenses	—	7	—	476
Total operating expenses	14,494	11,127	44,079	28,758
Operating loss	(11,028)	(8,989)	(34,300)	(24,322)
Interest expense, net	422	455	1,190	978
Other expense, net	179	6	499	53
Loss before provision for income taxes	(11,629)	(9,450)	(35,989)	(25,353)
Provision for income taxes	9	—	9	—
Net loss	$(11,638)	$(9,450)	$(35,998)	$(25,353)

Other comprehensive gain:
Unrealized holding gain on investments arising during period	—	—	2	—
Other comprehensive gain	—	—	2	—
Comprehensive loss	$(11,638)	$(9,450)	$(35,996)	$(25,353)

Basic and diluted net loss per share	$(1.09)	$(0.92)	$(3.43)	$(2.47)
Basic and diluted weighted average shares outstanding	10,697	10,279	10,497	10,268